Exhibit 99.1

News

For Immediate Release

EP ENERGY ANNOUNCES PRICING OF 7.750% SENIOR SECURED NOTES DUE 2026

HOUSTON, TEXAS, May 18, 2018—EP Energy LLC (“EP Energy”), a wholly-owned subsidiary of EP Energy Corporation (NYSE: EPE), and its wholly-owned subsidiary, Everest Acquisition Finance Inc., as co-issuer (together with EP Energy, the “Issuers”), today announced the pricing of the previously announced unregistered offering of $1,000.0 million aggregate principal amount of 7.750% Senior Secured Notes due 2026 (the “Notes”) at an issue price of 100%. The liens on the collateral securing the Notes will be junior to the liens on the collateral securing EP Energy’s senior secured RBL facility and senior to the liens on the collateral securing each tranche of EP Energy’s existing senior secured notes. The offering is expected to close on May 23, 2018, subject to certain closing conditions.

The Issuers intend to use the proceeds from the offering of the Notes (i) to repay amounts outstanding under EP Energy’s senior reserve based revolving credit facility, (ii) for other general corporate purposes and (iii) to pay related fees and expenses.

Additional Information

The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About EP Energy LLC

The EP Energy team is driven to deliver superior returns for our investors by developing the oil and natural gas that feeds America’s growing energy needs. The company focuses on enhancing the value of its high quality asset portfolio, increasing capital efficiency, maintaining financial flexibility, and pursuing accretive acquisitions and divestitures. EP Energy is working to set the standard for efficient development of hydrocarbons in the U.S. Learn more at epenergy.com.

Forward-Looking Statements

This release includes certain forward-looking statements and projections of EP Energy.  We have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete.  However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed, including, without limitation, the company’s ability to complete the offering of the Notes, the volatility of and sustained low oil, natural gas and NGL prices; the supply and demand for oil, natural gas and NGLs; the company’s ability to meet production volume targets; changes in commodity prices and basis differentials for oil and natural gas; the uncertainty of estimating proved reserves and unproved resources; the future level of service and capital costs; the availability and cost of financing to fund future exploration and production operations; the success of drilling programs with regard to proved undeveloped reserves and unproved resources; the company’s ability to comply with the covenants in various financing documents; the company’s ability to obtain necessary governmental approvals for proposed E&P projects and to successfully construct and operate such projects; actions by the credit rating agencies; credit and performance risk of our lenders, trading counterparties, customers, vendors, suppliers and third party operators; general economic and weather conditions in geographic regions or markets served by the company, or where operations of the company are located, including the risk of a global recession and negative impact on oil and natural gas demand; the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulations; competition; and other factors described in the company’s Securities and Exchange Commission filings.  While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved.  Reference must be made to those filings for additional important factors that may affect actual results.  EP Energy assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by EP Energy, whether as a result of new information, future events, or otherwise.